Exhibit 99.1

eMagin Corporation Announces $5.5 million Department of Defense Award

Award will improve eMagin’s OLED microdisplay manufacturing capabilities

HOPEWELL JUNCTION, N.Y. – June 11, 2020 – eMagin Corporation, or the “Company”, (NYSE American: EMAN), a leader in the development, design and manufacture of Active Matrix OLED microdisplays used in military and commercial AR/VR devices, and other near-eye imaging products, today announced it has been awarded $5.5 million under the Industrial Base Analysis and Sustainment (IBAS) Program for Organic Light Emitting Diode (OLED) Supply Chain Assurance. These funds are for procurement and installation of capital equipment in eMagin’s NY-based manufacturing facility, which we believe will enhance our manufacturing capabilities.

This IBAS award will be managed under the Cornerstone Other Transaction Authority (Cornerstone OTA) and fully funds Phase I of a three-phase agreement. The IBAS Cornerstone OTA was created to focus on strengthening the U.S. Manufacturing and Defense Industrial Base. eMagin’s OLED microdisplays are used, or designed in, many current and future defense Programs of Record including a broad range of PEO Soldier programs, F-35 HMDS, and other aviation helmet programs.

The capital funding provided during Phase I will be used to procure key equipment and tooling, which the Company believes will improve all aspects of eMagin’s OLED microdisplay production, including increased throughput and capacity. The IBAS agreement indicates additional awards through Phases II and III. Provided that funding becomes available, these later phases would enable eMagin to procure and install equipment designed to increase the production capability of products based on eMagin’s advanced dPdTM technology.

Andrew Sculley, CEO, said, “We are very pleased to be recognized by the Department of Defense as the only domestic producer of OLED microdisplays designated as a cornerstone of the U.S. manufacturing base. We view this as a recognition of the value of our OLED microdisplays in defense programs and an endorsement in what we believe to be our superior OLED technology.”

About eMagin Corporation

The Leader in OLED microdisplay technology for the next generation of computing and imaging devices, serving world-class customers in the military and consumer, medical and industrial markets. We invent, engineer and manufacture display technologies of the future in the USA, including our Direct Patterning Technology (dPd) that will transform the way the world consumes information. Since 2001, our microdisplays have been, and continue to be, used in AR/VR, aircraft helmets, heads-up display systems, thermal scopes, night vision goggles, future weapon systems and a variety of other applications. www.emagin.com

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation’s expectations, intentions, strategies and beliefs pertaining to future events or future financial performance including the possible receipt of additional funds from the US Government. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s most recent filings with the SEC. For a more complete description of the risks factors that could cause our actual results to differ from our current expectations, including impacts of the COVID-19 pandemic, please see the section entitled “Risk Factors” in eMagin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in any Form 10-Q filed or to be filed by eMagin, and in other documents we file with the SEC from time to time.

CONTACT

eMagin Corporation

Mark A. Koch, Acting Chief Financial Officer

845-838-7951

mkoch@emagin.com

Exhibit 99.1

Affinity Growth Advisors

Betsy Brod

212-661-2231

betsy.brod@affinitygrowth.com